Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type of information that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

TRUST COMPANY CUSTODIAL SERVICES AGREEMENT

This Custodial Services Agreement (the “Agreement”) is made by and between each entity identified in Exhibit A, attached hereto and incorporated herein by this reference, (“Client”) and Coinbase Custody Trust Company, LLC, with an address at 200 Park Avenue South, Suite 1208, New York, NY 10003 (“Trust Company”). This Agreement governs Client’s use of the Custodial Services (as defined herein) provided by Trust Company as a fiduciary to its clients’ assets.

1. CUSTODIAL SERVICES.

1.1. Custodial Services. Client’s “Custodial Account” is a segregated custody account controlled and secured by Trust Company to store certain supported digital currencies and utility tokens (“Digital Assets”), on Client’s behalf (the “Custodial Services”). Trust Company is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act of 1940, as amended, and is licensed to custody Client’s Digital Assets in trust on Client’s behalf. Digital Assets in Client’s Custodial Account are not treated as general assets of Trust Company. Rather, Trust Company serves as a fiduciary and custodian on Client’s behalf, and the Digital Assets in Client’s Custodial Account are considered fiduciary assets that remain Client’s property at all times.

1.2. Opt-in to Division 8 of the California Commercial Code. Trust Company is a “securities intermediary” as that term is defined in Division 8 of the Commercial Code of the State of California. Although it holds only Digital Assets, Client’s Custodial Account is considered a “securities account” under Division 8, and Client is the “entitlement holder” of the securities account under Division 8. Digital Assets in Client’s Custodial Account are treated as “financial assets” under Division 8. Trust Company is obligated by Division 8 to maintain sufficient Digital Assets to satisfy all entitlements of customers of Trust Company to the same Digital Assets. Trust Company may not grant a security interest in the Digital Assets in Client’s Custodial Account. Digital Assets in Client’s Custodial Account are custodial assets. Under Division 8, the Digital Assets in Client’s Custodial Account are not general assets of Trust Company and are not available to satisfy claims of creditors of Trust Company. The treatment of Digital Assets in Client’s Custodial Account as financial assets under Division 8 does not determine the characterization or treatment of the Digital Assets under any other law or rule.

1.3. Custodial Services Fees. The fees associated with the Custodial Services set forth herein shall be calculated in accordance with Schedule A (“Fee Schedule”). Trust Company reserves the right to adjust its Fee Schedule at any time, provided that Trust Company will provide Client with at least thirty (30) days’ advance notice of any changes thereto. Any changes to the Fee Schedule shall be agreed to by Client and Trust Company in writing. To the extent the parties cannot reach an agreement regarding any modifications in pricing, either party may elect to terminate the Agreement in accordance with Section 4.5 of the Agreement and discontinue the Custodial Services hereunder at no additional charge to Client.

1.4. No Investment Advice or Brokerage. Trust Company does not provide investment, tax, or legal advice, nor does Trust Company broker transactions on Client’s behalf. Client acknowledges that Trust Company has not provided any advice or guidance or made any recommendations to Client with regard to the suitability or value of any Digital Assets, and that Trust Company has no liability regarding any selection of a Digital Asset that is held by Client through Client’s Custodial Account and the Custodial Services. All deposit and withdrawal transactions are executed based on Client’s instructions and in accordance with posted deposit and withdrawal execution procedures, and Client is solely responsible for determining whether any investment, investment strategy, or related transaction involving Digital Assets is appropriate for Client based on Client’s personal investment objectives, financial circumstances, and risk tolerance. Client should consult its legal or tax professional regarding Client’s specific situation.

1.5. Acknowledgement of Risks. Client acknowledges that Digital Assets are not covered by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

2. CREATING A CUSTODIAL ACCOUNT.

2.1. Registration of Custodial Account. The Custodial Services are provided through https://custody.coinbase.com/ or any associated websites or application programming interfaces (“APIs”) (collectively, the “Trust Company Site”). To use the Custodial Services, Client must create a Custodial Account by providing Trust Company with all information requested. Trust Company may, in its sole discretion, refuse to allow Client to establish a Custodial Account, or limit the number of Custodial Accounts.

3. CUSTODIAL ACCOUNT.

3.1. In General. The Custodial Services allow Client to deposit supported Digital Assets from a public blockchain address Client controls to Client’s Custodial Account, and to withdraw supported Digital Assets from Client’s Custodial Account to a public blockchain address Client controls, in each case, pursuant to instructions Client provides through the Trust Company Site (each such transaction is a “Custody Transaction”). The Digital Assets stored in Client’s Custodial Account are not commingled with other Digital Assets and are custodied pursuant to the terms of this Agreement and any addenda thereto. Trust Company reserves the right to refuse to process or to cancel any pending Custody Transaction as required by law or in response to a subpoena, court order, or other binding government order or to enforce transaction, threshold, and condition limits or if Trust Company reasonably believes that the Custody Transaction may violate or facilitate the violation of an applicable law, regulation or applicable rule of a governmental authority or self-regulatory organization. Trust Company cannot reverse a Custody Transaction which has been broadcast to a Digital Asset network.

3.2. Instructions. Trust Company may act upon instructions (“Instructions”) from Client (if Client is a natural person) or Client’s authorized representatives (or otherwise given on Client’s behalf) in such manner as may be agreed by Trust Company and received by Trust Company, in its absolute discretion, provided that when taking action upon Instructions Trust Company shall act in a reasonable and proper manner, and provided further that (i) Instructions shall continue in full force and effect until cancelled or superseded (except in respect of Instructions executed by Trust Company, which can no longer be cancelled), (ii) if any Instructions are illegible, unclear or ambiguous, Trust Company shall refuse to execute such Instructions until any ambiguity or conflict has been resolved to its satisfaction, (iii) Trust Company may further refuse to execute Instructions if in Trust Company’s opinion such

Instructions are outside the scope of its duties under this Agreement or are contrary to any applicable law, rule or other regulatory requirement (whether arising from any governmental authority or self-regulatory organization), and (iv) Trust Company may rely in the performance of its duties under this Agreement and without liability on its part, upon any Instructions believed by it in good faith to be given by Client’s authorized representatives (or otherwise to have been given on Client’s behalf) and upon any notice, request, consent, certificate or other instrument believed by it in good faith to be genuine and to be signed or furnished by the proper party or parties thereto, including (without limitation) Client or any of Client’s authorized representatives. Client is responsible for losses resulting from inaccurate Instructions (e.g., if Client provides the wrong destination address to Trust Company for executing a withdrawal transaction). Trust Company is responsible for losses resulting from its errors in executing a transaction (e.g., if Client provides the correct destination address for executing a withdrawal transaction, but Trust Company erroneously sends Client’s Digital Assets to another destination address).

3.3. Digital Asset Deposits and Withdrawals. Trust Company processes supported Digital Asset deposits and withdrawals according to the instructions received from its users, and Trust Company does not guarantee the identity of any user, receiver, requestee, or other party. Client should verify all transaction information prior to submitting instructions to Trust Company. Client should manage and keep secure any and all information or devices associated with deposit and withdrawal verification procedures, including YubiKeys and passphrases or other security or confirmation information. Trust Company reserves the right to charge network fees (miner fees) to process a Digital Asset transaction on Client’s behalf. Trust Company will calculate the network fee, if any, in its discretion, although Trust Company will always notify Client of the network fee at or before the time Client authorizes the transaction. Trust Company reserves the right to delay any Custody Transaction if it perceives a risk of fraud or illegal activity.

3.4. Digital Asset Storage and Transmission Delays. Trust Company requires the following between any request to withdraw Digital Assets from Client’s Custodial Account and submission of Client’s withdrawal to the applicable Digital Asset network (the “SLA”): (i) up to [***] hours during the Trust Company business hours set forth in Exhibit B (the “Trust Company Business Hours”), and (ii) up to [***] hours if the withdrawal takes place outside of Trust Company Business Hours. Trust Company reserves the right to modify the SLA provided hereunder upon prior written notice to Client. Since Trust Company securely stores all Digital Asset private keys held by Trust Company in offline storage, it may be necessary for Trust Company to retrieve certain information from offline storage in order to facilitate a Custody Transaction in accordance with Client’s instructions, which may delay the initiation or crediting of such Custody Transaction. Client acknowledges and agrees that a Custody Transaction facilitated by Trust Company may be delayed and that Digital Assets shall not be deposited or withdrawn upon less than forty-eight (48) hours’ notice to Trust Company. Such notice shall be initiated from Client’s Custodial Account.    The time of such request shall be considered the time of transmission of such notice from Client’s Custodial Account. Trust Company makes no other representations or warranties with respect to the availability and/or accessibility of the Digital Assets or the availability and/or accessibility of the Custodial Account or Custodial Services.

Trust Company will make reasonable efforts to ensure that Client initiated deposits are processed in a timely manner but Trust Company makes no representations or warranties regarding the amount of time needed to complete processing which is dependent upon many factors outside of Trust Company’s control.

3.5. Supported Digital Asset. The Custodial Services are available only in connection with those Digital Assets that Trust Company, in its sole discretion, decides to support. The Digital Assets that Trust Company supports may change from time to time. Prior to initiating a deposit of Digital Asset to Trust Company, Client must confirm that Trust Company offers Custodial Services for that specific Digital Asset. By initiating a deposit of Digital Asset to a Custodial Account, Client attests that Client has confirmed that the Digital Asset being transferred is a supported Digital Asset offered by Trust Company.    Under no circumstances should Client attempt to use the Custodial Services to deposit or store Digital Assets in any forms that are not supported by Trust Company. Depositing or attempting to deposit Digital Assets that are not supported by Trust Company will result in such Digital Asset being unretrievable by Client and Trust Company. Trust Company assumes no obligation or liability whatsoever regarding any unsupported Digital Asset sent or attempted to be sent to it, or regarding any attempt to use the Custodial Services for Digital Assets that Trust Company does not support. To confirm which Digital Assets are supported by Trust Company, Client should login at https://custody.coinbase.com and carefully review the list of supported Digital Assets. Trust Company recommends that Client deposit a small amount of supported Digital Asset as a test prior to initiating a deposit of a significant amount of supported Digital Asset. Trust Company may from time to time determine types of Digital Asset that will be supported or cease to be supported by the Custodial Services. Trust Company shall provide Client with thirty (30) days’ written notice before ceasing to support a Digital Asset, unless Trust Company is required to cease such support by court order, statute, law, rule (including a self-regulatory organization rule), regulation, code, or other similar requirement.

3.6. Advanced Protocols. Unless specifically announced on the Trust Company website or through some other official public statement of Trust Company, Trust Company does not support metacoins, colored coins, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with a Digital Asset supported by Trust Company (collectively, “Advanced Protocols”). Client shall not use its Custodial Account to attempt to receive, request, send, store, or engage in any other type of transaction involving an Advanced Protocol. The Trust Company platform is not configured to detect and/or secure Advanced Protocol transactions, and Trust Company assumes absolutely no responsibility whatsoever in respect to Advanced Protocols.

3.7. Operation of Digital Asset Protocols. Trust Company does not own or control the underlying software protocols which govern the operation of Digital Assets supported on the Trust Company platform. In general, the underlying protocols are open source and anyone can use, copy, modify, and distribute them. By using the Custodial Services, Client acknowledges and agrees (i) that Trust Company is not responsible for operation of the underlying protocols and that Trust Company makes no guarantee of their functionality, security, or availability; and (ii) that the underlying protocols are subject to sudden changes in operating rules (a/k/a “forks”), and that such forks may materially affect the value, function, and/or even the name of the Digital Asset Client stores in Client’s Custodial Account. In the event of a fork, Client agrees that Trust Company may temporarily suspend Trust Company operations (with or without advance notice to Client) and that Trust Company may, in its sole discretion, decide whether or not to support (or cease supporting) either branch of the forked protocol entirely. Client acknowledges and agrees that Trust Company assumes absolutely no responsibility whatsoever in respect of an unsupported branch of a forked protocol.

3.8. Use of the Custodial Services. Client acknowledges and agrees that Trust Company may monitor use of the Custodial Account and the Custodial Services and the resulting information may be utilized, reviewed, retained and or disclosed by Trust Company for its internal purposes or in accordance with the rules of any applicable legal, regulatory or self-regulatory organization or as otherwise may be required to comply with relevant law, sanctions programs, legal process or government request.

3.9. Privacy. Client acknowledges that Client has read the Trust Company Privacy Policy, available at https://custody.coinbase.com/, and that Client agrees to the sharing of Client’s information as described therein.

3.10. Security. Trust Company has implemented and will maintain a reasonable information security program that includes policies and procedures that are reasonably designed to safeguard Trust Company’s electronic systems and Client’s Confidential Information from, among other things, unauthorized access or misuse. In the event of a Data Security Incident (defined below), Trust Company shall promptly notify Client and such notice shall include the following information: (i) the timing and nature of the Data Security Incident, (ii) the information related to Client that was compromised, including the names of any individuals’ acting on Client’s behalf in his or her corporate capacity whose personal information was compromised, (iii) when the Data Security Incident was discovered, and (iv) remedial actions that have been taken and that Trust Company plans to take. “Data Security Incident” is defined as any incident whereby (a) an unauthorized person (whether within Trust Company or a third party) acquired or accessed Client’s information, or (b) Client’s information is otherwise lost, stolen or compromised.

3.11. Confidentiality. The parties agree that the recipient of any non-public, confidential or proprietary information of the other party including without limitation the existence and terms of this Agreement and information relating to the other party’s business operations or business relationships or pursuant to this Agreement, including without limitation the pricing schedule (“Confidential Information”) will not disclose such Confidential Information to any third party except to such party’s officers, directors, agents, employees, consultants, contractors and professional advisors who needs to know the Confidential Information for the purpose of assisting in the performance of the Agreement and who are informed of, and agree to be bound by obligations of confidentiality no less restrictive than those set forth herein, and will protect such Confidential Information from unauthorized use and disclosure.    Each party shall use any Confidential Information that it receives pursuant to or in connection with this Agreement solely for performance of this Agreement, and no other purpose. Confidential Information shall not include any (i) information that is or becomes generally publicly available through no fault of the recipient, (ii) information that the recipient obtains from a third party (other than in connection with this Agreement) that, to recipient’s best knowledge, is not bound by a confidentiality agreement prohibiting such disclosure; (iii) information that is independently developed or acquired by the recipient without the use of Confidential Information provided by the disclosing party; (iv) disclosure with the prior written consent of the disclosing party; or (v) disclosures which are required by applicable law or regulation.

Notwithstanding the foregoing, each party may disclose Confidential Information of the other party to the extent required by a court of competent jurisdiction or governmental authority or otherwise required by law; provided, however, the party making such required disclosure shall first notify the other party (to the extent legally permissible) and shall afford the other party a reasonable opportunity to seek confidential treatment if it wishes to do so.    For the purposes of this Agreement, no affiliate of Trust Company shall be considered a third party; provided that Trust Company causes such entity to undertake the obligations in this section. All documents and other tangible objects containing or representing Confidential Information and all copies or extracts thereof or notes derived therefrom that are in the possession or control of recipient shall be and remain the property of the disclosing party and shall be promptly returned to the disclosing party or destroyed, each upon the disclosing party’s request; provided, however, notwithstanding the foregoing, the recipient may retain one (1) copy of Confidential Information if (a) required by law or regulation, or (b) retained pursuant to a bona fide and consistently applied document retention policy; provided, further, that in either case, any Confidential Information so retained shall remain subject to the confidentiality obligations of this Agreement.

3.12. Account Statements. Trust Company will provide Client with an electronic account statement: (1) every calendar quarter, at a minimum; or (2) for any month in which Client deposited or withdrew Digital Assets. Each account statement will identify the amount of each Digital Asset in Client’s Custodial Account at the end of the period and set forth all transactions in Client’s account during that period. Trust Company will send a notice to the email of record given to Trust Company when a new account statement is made available.

3.13. Independent Verification. If Client is subject to Rule 206(4)-2 under the Investment Advisers Act of 1940, Trust Company shall, upon written request, provide Client authorized independent public accountant confirmation of or access to information sufficient to confirm (i) Client’s Digital Assets as of the date of an examination conducted pursuant to Rule 206(4)-2(a)(4), and (ii) Client’s Digital Assets are held either in a separate account under Client’s name or in accounts under Client’s name as agent or trustee for Client’s clients.

3.14. Third-Party Payments. The Custodial Services are not intended to facilitate third-party payments of any kind. As such, Trust Company has no control over, or liability for, the delivery, quality, safety, legality or any other aspect of any goods or services that Client may purchase or sell to or from a third party (including other users of Custodial Services) involving Digital Assets that Client intends to store, or have stored, in Client’s Custodial Account.

4. GENERAL USE, PROHIBITED USE, AND TERMINATION.

4.1. Trust Company Site and Content. Trust Company hereby grants Client a limited, nonexclusive, nontransferable, revocable, royalty-free license, subject to the terms of this Agreement, to access and use the Trust Company Site and related content, materials, information (collectively, the “Content”) solely for approved purposes as permitted by Trust Company from time to time. Any other use of the Trust Company Site or Content is expressly prohibited and all other right, title, and interest in the Trust Company Site or Content is exclusively the property of Trust Company and its licensors. Client shall not copy, transmit, distribute, sell, license, reverse engineer, modify, publish, or participate in the transfer or sale of, create derivative works from, or in any other way exploit any of the Content, in whole or in part. “custody.coinbase.com,” “Coinbase,” “Coinbase Custody,” “Trust Company” and all logos related to the Custodial Services or displayed on the Trust Company Site are either trademarks or registered marks of Trust Company or its licensors. Client may not copy, imitate or use them without Trust Company’s prior written consent.

4.2. Website Accuracy. Although Trust Company intends to provide accurate and timely information on the Trust Company Site, the Trust Company Site (including, without limitation, the Content) may not always be entirely accurate, complete, or current and may also include technical inaccuracies or typographical errors. In an effort to continue to provide Client with as complete and accurate information as possible, information may be changed or updated from time to time without notice, including without limitation information regarding Trust Company policies, products and services. Accordingly, Client should verify all information before relying on it, and all decisions based on information contained on the Trust Company Site are Client’s sole responsibility and Trust Company shall have no liability for such decisions. Links to third-party materials (including without limitation websites) may be provided as a convenience but are not controlled by Trust Company. Trust Company is not responsible for any aspect of the information, content, or services contained in any third-party materials or on any third-party sites accessible from or linked to the Trust Company Site.

4.3. Third-Party or Non-Permissioned Use. Except for fund administrators, Client shall not grant permission to a third party or non-permissioned user to access or connect to Client’s Custodial Account, either through the third party’s product or service or through the Trust Company Site. Client acknowledges that granting permission to a third party or non-permissioned user to take specific actions on Client’s behalf does not relieve Client of any of Client’s responsibilities under this Agreement and may violate the terms of this Agreement. Client is fully responsible for all acts or omissions of any third party or non-permissioned user with access to Client’s Custodial Account. Further, Client acknowledges and agrees that Client will not hold Trust Company responsible for, and will indemnify Trust Company from, any liability arising out of or related to any act or omission of any third party or non-permissioned user with access to Client’s Custodial Account. Client must notify Trust Company immediately if a third party or non-permissioned user accesses or connects to Client’s Custodial Account by contacting Client’s Custodial Account representative or by emailing custody@coinbase.com from the email address associated with Client’s Custodial Account.

4.4. Prohibited Use. Client represents and warrants that Client will not use the Custodial Services or Custodial Account for any illegal activity, including without limitation illegal gambling, money laundering, fraud, blackmail, extortion, ransoming data, the financing of terrorism, other violent activities or any prohibited market practices, including without limitation activities and business set forth on the Trust Company website, available at https://custody.coinbase.com/.

4.5. Termination for Convenience. Either party may terminate this Agreement upon thirty (30) days’ prior written notice to the other party. Notwithstanding the foregoing, Client may cancel Client’s Custodial Account at any time by withdrawing all balances and contacting Trust Company at custody@coinbase.com. Client will not be charged for canceling Client’s Custodial Account, although Client will be required to pay any outstanding amounts owed to Trust Company. Client authorizes Trust Company to cancel or suspend any pending deposits or withdrawals at the time of cancellation.

4.6. Suspension, Termination, and Cancellation. Trust Company may: (a) suspend or restrict Client’s access to the Custodial Services, and/or (c) deactivate, terminate or cancel Client’s Custodial Account if:

•	Trust Company is so required by a facially valid subpoena, court order, or binding order of a government authority;

•	Trust Company reasonably suspects Client of using Client’s Custodial Account in connection with a Prohibited Use or Prohibited Business, as set forth on the Trust Company website;

•	Trust Company perceives a heightened risk of legal or regulatory non-compliance associated with Client’s Custodial Account activity;

•	Trust Company service partners are unable to support Client’s use;

•

Client takes any action that Trust Company deems as circumventing Trust Company’s controls, including, but not limited to, opening multiple Custodial Accounts, abusing promotions which Trust Company may offer from time to time, or otherwise making a misrepresentation of Client’s Custodial Account; or

•	Client breaches or violates the terms of this Agreement.

If Trust Company suspends or closes Client’s Custodial Account, or terminates Client’s use of the Custodial Services for any reason, Trust Company will provide Client with notice of Trust Company’s actions unless a court order or other legal or regulatory process prohibits Trust Company from providing Client with such notice. Client acknowledges that Trust Company’s decision to take certain actions, including limiting access to, suspending, or closing Client’s Custodial Account, may be based on confidential criteria that are essential to Trust Company’s risk management and security protocols. Client agrees that Trust Company is under no obligation to disclose the details of its risk management and security procedures to Client.

Client will be permitted to withdraw Digital Assets associated with Client’s Custodial Account for ninety (90) days after Custodial Account deactivation or cancellation unless such withdrawal is otherwise prohibited (i) under the law, including but not limited to applicable sanctions programs, or (ii) by a facially valid subpoena, court order, or binding order of a government authority.

4.7. Relationship of the Parties. Nothing in this Agreement shall be deemed or is intended to be deemed, nor shall it cause, Client and Trust Company to be treated as partners, joint ventures, or otherwise as joint associates for profit, or either Client or Trust Company to be treated as the agent of the other.

4.8. Password Security; Contact Information. Client is responsible for maintaining adequate security and control of any and all IDs, passwords, hints, personal identification numbers (PINs), API keys, YubiKeys, other security or confirmation information or hardware, or any other codes that Client uses to access the Custodial Services. Any loss or compromise of the foregoing information and/or Client’s personal information may result in unauthorized access to Client’s Custodial Account by third-parties and the loss or theft of any Digital Assets held in Client’s Custodial Account. Client is responsible for keeping Client’s email address and telephone number up to date in Client’s Custodial Account profile in order to receive any notices or alerts that Trust Company may send Client. Trust Company assumes no responsibility for any loss that Client may sustain due to compromise of Custodial Account login credentials due to no fault of Trust Company and/or failure to follow or act on any notices or alerts that Trust Company may send to Client. In the event Client believes Client’s Custodial Account information has been compromised, Client must contact Trust Company Support immediately at custody@coinbase.com.

4.9. Taxes. It is Client’s sole responsibility to determine whether, and to what extent, any taxes apply to any deposits or withdrawals Client conducts through the Custodial Services, and to withhold, collect, report and remit the correct amounts of taxes to the appropriate tax authorities. Client’s deposit and withdrawal history is available by accessing Client’s Custodial Account through the Trust Company Site or by contacting Client’s account representative.

4.10. Additional Matters. Client acknowledges and agrees that the Custodial Services may be provided from time to time by, through or with the assistance of affiliates of or vendors to Trust Company. Client shall receive notice of any material change in the entities that provide the Custodial Services. Unless Client terminates this Agreement as permitted herein, any new agreements or amended terms and conditions, associated with such change shall be governed by Sections 8.2 and 8.3 herein.

4.11. Death of Account Holder. To the extent Client is a natural person, if Trust Company receives legal documentation confirming Client’s death or other information leading Trust Company to believe Client is deceased, Trust Company will freeze Client’s Custodial Account (“Freeze Period”). During the Freeze Period, no transactions may be completed until: (i) Client’s designated fiduciary has opened a new Custodial Account, as further described below, and the entirety of Client’s Custodial Account has been transferred to such new Custodial Account, or (ii) Client has received proof in a form satisfactory to Trust Company that Client is not deceased. If Trust Company has reason to believe Client is deceased but Trust Company does not have proof of Client’s death in a form satisfactory to Trust Company, Client authorizes Trust Company to make inquiries, whether directly or through third parties, that Trust Company considers necessary to ascertain whether Client is deceased. Upon receipt by Trust Company of proof satisfactory to Trust Company that Client is deceased, the fiduciary Client designated in a valid Will or similar testamentary document will be required to open a new Custodial Account. If Client has not designated a fiduciary, then Trust Company reserves the right to (i) treat as Client’s fiduciary any person entitled to inherit Client’s Custodial Account, as determined by Trust Company upon receipt and review of the documentation Trust Company, in its sole and absolute discretion, deems necessary or appropriate, including (but not limited to) a Will, a living trust or a Small Estate Affidavit, or (ii) require an order designating a fiduciary from a court having competent jurisdiction over Client’s estate. In the event Trust Company determine, in its sole and absolute discretion, that there is uncertainty regarding the validity of the fiduciary designation, Trust Company reserves the right to require an order resolving such issue from a court of competent jurisdiction before taking any action relating to Client’s Custodial Account. Pursuant to the above, the opening of a new Custodial Account by a designated fiduciary is mandatory following the death of Client, and Client hereby agrees that his/her fiduciary shall be required to open a new Custodial Account and provide the information required under Section 2 of this Agreement in order to gain access to the contents of Client’s Custodial Account.

5. TRUST COMPANY CONTACT INFORMATION AND DISPUTE RESOLUTION.

5.1. Contact Trust Company; Complaints. If Client has any feedback, questions, or complaints, Client may contact Trust Company Customer Support, located at 200 Park Avenue South, Suite 1208, New York, NY 10003, via email at custody@coinbase.com or by telephone to Trust Company at +1 (646) 760-6195.

If Client is a customer of Trust Company in the United States, Client may also direct a complaint to the attention of: New York State Department of Financial Services, One State Street, New York, NY 10004-1511; +1 (212) 480-6400. Please visit www.dfs.ny.gov for additional information.

5.2. Arbitration. THE PARTIES AGREE AS FOLLOWS:

•

ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

•	ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

•	THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

•

THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD UNLESS, IN AN ELIGIBLE CASE, A JOINT REQUEST FOR AN EXPLAINED DECISION HAS BEEN SUBMITTED BY ALL PARTIES TO THE PANEL AT LEAST TWENTY (20) DAYS PRIOR TO THE FIRST SCHEDULED HEARING DATE.

•	THE PANEL OF ARBITRATORS MAY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

•	THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

•	THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

THE PARTIES AGREE THAT ALL CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE USE OF THE CUSTODIAL SERVICES, WHETHER ARISING PRIOR, ON, OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE ARBITRATED. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED PURSUANT TO THE FEDERAL ARBITRATION ACT AND THE LAWS OF THE STATE OF NEW YORK, AND IN ACCORDANCE WITH THE CODE OF ARBITRATION OF FINRA. ANY CONTROVERSY BETWEEN THE PARTIES SHALL BE BEFORE THE NEW YORK OFFICE OF FINRA. THE PARTIES AGREE THAT THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED AND ENFORCED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

IF ANY CONTROVERSIES ARISING UNDER THIS AGREEMENT ARE NOT PERMITTED TO BE BROUGHT BEFORE FINRA, THE PARTIES AGREE THAT SUCH CONTROVERSIES SHALL BE ARBITRATED IN ACCORDANCE WITH THE AMERICAN ARBITRATION ASSOCIATION’S RULES FOR ARBITRATION OF COMMERCIAL RELATED DISPUTES (ACCESSIBLE AT HTTPS://WWW.ADR.ORG/SITES/DEFAULT/FILES/COMMERCIAL%20RULES.PDF), AND THAT SUCH CONTROVERSIES ARE OTHERWISE SUBJECT TO SECTION 5.2 OF THIS AGREEMENT.

6. REPRESENTATIONS AND WARRANTIES.

6.1. Client’s Representations and Warranties. In addition to the obligations arising under this Agreement and as a condition of and in consideration of Client accessing the Custodial Services, Client represents and warrants the following:

(i)

Client operates in full compliance with all applicable laws, rules, and regulations in each jurisdiction in which Client operates, including U.S. securities laws and regulations, as well as any applicable state and federal laws, including, but not limited to, U.S. efforts to fight the funding of terrorism and money laundering, and USA PATRIOT Act and Bank Secrecy Act requirements. Client further understands that any fines or penalties imposed on Trust Company as a result of a violation by Client of any applicable securities regulation or law may, at Trust Company’s discretion, be passed on to Client and Client acknowledges and represents that Client will be responsible for payment to Trust Company of such fines;

(ii)

Client is currently in good standing with all relevant government agencies, departments, regulatory or supervisory bodies in all relevant jurisdictions in which Client does business, including but not limited to FINRA, the Municipal Securities Rulemaking Board, SIPC, the National Futures Association, the Commodity Futures Trading Commission and the Securities and Exchange Commission, and Client will immediately notify Trust Company if Client ceases to be in good standing with any regulatory authority;

(iii)

Client will promptly provide such information as Trust Company may reasonably request from time to time regarding (a) Client’s policies, procedures, and activities which relate to the Custodial Services in any manner, as determined by Trust Company in its sole and absolute discretion, and (b) any transaction which involves the use of the Custodial Services, to the extent reasonably necessary to comply with applicable law, or the guidance or direction of, or request from, any regulatory authority or financial institution, provided that such information may be redacted to remove confidential commercial information not relevant to the requirements of this Agreement;

(iv)	Client will not deposit to a Custodial Account any Digital Asset that is not supported by the Custodial Services;

(v)	Client either owns or possesses lawful authorization to transact with all Digital Assets involved in the Custody Transactions;

(vi)

Client will not make any public statement, including any press release, media release, or blog post which mentions or refers to Trust Company or a partnership between Client and Trust Company, without the prior written consent of Trust Company;

(vii)	Client will not create or use more than one Custodial Account;

(viii)

Client has the full capacity and authority to enter into and be bound by this Agreement and the person executing or otherwise accepting this Agreement for Client has full legal capacity and authorization to do so; and

(ix)

All information provided by Client to Trust Company in the course of negotiating this Agreement and the onboarding of Client as Trust Company’s customer and user of the Custodial Services is complete, true, and accurate in all material respects, and no material information has been excluded.

6.2. Trust Company Representations and Warranties. Trust Company represents and warrants the following:

(i)	Trust Company will safekeep the Digital Assets and segregate all Digital Assets from both the (a) property of Trust Company, and (b) assets of other customers of Trust Company;

(ii)	Trust Company will not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate any Digital Assets;

(iii)	Trust Company will maintain adequate capital and reserves to the extent required by applicable law;

(iv)

Trust Company possess, and will maintain, all licenses, registrations, authorizations and approvals required by any governmental agency, regulatory authority or other party necessary for it to operate its business and engage in the business relating to its provision of the Custodial Services; and

(v)

Trust Company has the full capacity and authority to enter into and be bound by this Agreement and the person executing or otherwise accepting this Agreement for Trust Company has full legal capacity and authorization to do so.

7. DISCLAIMERS; INDEMNIFICATION; LIMITATION OF LIABILITY.

7.1. Computer Viruses. Trust Company shall not bear any liability, whatsoever, for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect Client’s computer or other equipment, or any phishing, spoofing or other attack, unless such damage or interruption directly resulted from Trust Company’s gross negligence, fraud, or willful misconduct. Trust Company advises the regular use of a reputable and readily available virus screening and prevention software. Client should also be aware that SMS and email services are vulnerable to spoofing and phishing attacks and should use care in reviewing messages purporting to originate from Trust Company. Client should always log into Client’s Custodial Account through the Trust Company Site to review any deposits or withdrawals or required actions if Client has any uncertainty regarding the authenticity of any communication or notice.

7.2. Release. If Client has a dispute with a third party that is connected with Trust Company or the Custodial Services in any way, Client releases Trust Company, its affiliates and service providers, and each of their respective officers, directors, agents, joint venturers, employees and representatives from any and all claims, demands and damages (actual and consequential) of every kind and nature, whether past, present, or future, actual or contingent, arising out of or in any way connected with such disputes, unless such claim directly results from the gross negligence, fraud or willful misconduct or Trust Company.

7.3. Indemnification. Client agrees to indemnify and hold Trust Company, its affiliates and service providers, and each of its or their respective officers, directors, agents, joint venturers, employees and representatives, harmless from any claim or demand (including attorneys’ fees and any fines, fees or penalties imposed by any regulatory authority) arising out of or related to Client’s breach of this Agreement, inaccuracy in any of Client’s representations or warranties in this Agreement, or Client’s violation of any law, rule or regulation, or the rights of any third party, except where such claim directly results from the gross negligence, fraud or willful misconduct of Trust Company.

7.4. Limitation of Liability; No Warranty. IN NO EVENT SHALL TRUST COMPANY, ITS AFFILIATES AND SERVICE PROVIDERS, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, JOINT VENTURERS, EMPLOYEES OR REPRESENTATIVES, BE LIABLE (A) FOR ANY AMOUNT GREATER THAN THE VALUE OF THE SUPPORTED DIGITAL ASSETS ON DEPOSIT IN CLIENT’S TRUST COMPANY CUSTODIAL ACCOUNT OR (B) FOR ANY LOST PROFITS OR ANY SPECIAL, INCIDENTAL, INDIRECT, INTANGIBLE, OR CONSEQUENTIAL DAMAGES, WHETHER BASED IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH AUTHORIZED OR UNAUTHORIZED USE OF THE TRUST COMPANY SITE OR THE TRUST COMPANY CUSTODIAL SERVICES, OR THIS AGREEMENT, EVEN IF AN AUTHORIZED REPRESENTATIVE OF TRUST COMPANY HAS BEEN ADVISED OF OR KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. THIS MEANS, BY WAY OF EXAMPLE ONLY (AND WITHOUT LIMITING THE SCOPE OF THE PRECEDING SENTENCE), THAT IF CLIENT CLAIMS THAT TRUST COMPANY FAILED TO PROCESS A DEPOSIT OR WITHDRAWAL PROPERLY, CLIENT’S DAMAGES ARE LIMITED TO NO MORE THAN THE VALUE OF THE SUPPORTED DIGITAL ASSETS AT ISSUE IN THE DEPOSIT OR WITHDRAWAL, AND THAT CLIENT MAY NOT RECOVER FOR LOST PROFITS, LOST BUSINESS OPPORTUNITIES, OR OTHER TYPES OF SPECIAL, INCIDENTAL, INDIRECT, INTANGIBLE, OR CONSEQUENTIAL DAMAGES IN EXCESS OF THE VALUE OF THE SUPPORTED DIGITAL ASSETS AT ISSUE IN THE DEPOSIT OR WITHDRAWAL. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION MAY NOT APPLY TO CLIENT.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE TRUST COMPANY CUSTODIAL SERVICES ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS WITHOUT ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRUST COMPANY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND/OR NON-INFRINGEMENT. TRUST COMPANY DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES THAT ACCESS TO THE SITE, ANY PART OF THE TRUST COMPANY CUSTODIAL SERVICES, OR ANY OF THE MATERIALS CONTAINED THEREIN, WILL BE CONTINUOUS, UNINTERRUPTED, OR TIMELY; BE COMPATIBLE OR WORK WITH ANY SOFTWARE, SYSTEM OR OTHER SERVICES; OR BE SECURE, COMPLETE, FREE OF HARMFUL CODE, OR ERROR-FREE.

8. MISCELLANEOUS.

8.1. Entire Agreement. This Agreement, any addendum or attachments thereto, the Trust Company Privacy Policy, and all disclosures, notices or policies available on the Trust Company website, comprise the entire understanding and agreement between Client and Trust Company as to the Custodial Services, and supersedes any and all prior discussions, agreements and understandings of any kind (including without limitation any prior versions of this Agreement), and every nature between and among Client and Trust Company. Section headings in this Agreement are for convenience only and shall not govern the meaning or interpretation of any provision of this Agreement.

8.2. Amendments. Any modification or addition to this Agreement must be in a writing signed by a duly authorized representative of each of party. Client agrees that Trust Company shall not be liable to Client or any third party for any modification or termination of the Custodial Services, or suspension or termination of Client’s access to the Custodial Services, except to the extent otherwise expressly set forth herein.

8.3. Assignment. Client may not assign any rights and/or licenses granted under this Agreement without the prior written consent of Trust Company. Trust Company reserves the right to assign its rights without restriction except notice to Client, including without limitation to any Trust Company affiliates or subsidiaries, or to any successor in interest of any business associated with the Custodial Services. Any attempted transfer or assignment in violation hereof shall be null and void. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their successors and permitted assigns.

8.4. Severability. If any provision of this Agreement shall be determined to be invalid or unenforceable under any rule, law, or regulation or any governmental agency (local, state, or federal), such provision will be changed and interpreted to accomplish the objectives of the provision to the greatest extent possible under any applicable law and the validity or enforceability of any other provision of this Agreement shall not be affected.

8.5. Survival. All provisions of this Agreement which by their nature extend beyond the expiration or termination of this Agreement, including, without limitation, sections pertaining to suspension or termination, Custodial Account cancellation, debts owed to Trust Company, general use of the Trust Company Site, disputes with Trust Company, and general provisions, shall survive the termination or expiration of this Agreement.

8.6. Governing Law. Client agrees that the laws of the State of New York, without regard to principles of conflict of laws, will govern this Agreement and any claim or dispute that has arisen or may arise between Client and Trust Company, except to the extent governed by federal law.

8.7. Force Majeure. Trust Company shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of Trust Company, including but not limited to, any delay or failure due to any act of God, natural disasters, act of civil or military authorities, act of terrorists, including but not limited to cyber-related terrorist acts, hacking, government restrictions, exchange or market rulings, civil disturbance, war, strike or other labor dispute, fire, interruption in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophe or any other occurrence which is beyond the reasonable control of Trust Company and shall not affect the validity and enforceability of any remaining provisions.

8.8. Non-Waiver of Rights. This agreement shall not be construed to waive rights that cannot be waived under applicable laws in the jurisdiction where Client is located.

9. TRUST COMPANY OBLIGATIONS.

9.1. Bookkeeping. Trust Company will keep timely and accurate records as to the deposit, disbursement, investment, and reinvestment of the Digital Assets. Trust Company will maintain accurate records and bookkeeping of the Custodial Services as required by applicable law and in accordance with Trust Company’s internal document retention policies.

9.2. Insurance. Trust Company will obtain and maintain, at its sole expense, insurance coverage in such types and amounts as are commercially reasonable for the Custodial Services provided hereunder.

9.3. Business Continuity Plan. Trust Company has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption (“SBD”). This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary by Trust Company in its sole discretion. Should Trust Company be impacted by an SBD, Trust Company aims to minimize business interruption as quickly and efficiently as possible. To receive more information about Trust Company’s business continuity plan, please send a written request to security@coinbase.com.

IN WITNESS WHEREOF, this Agreement is executed as of the date below.

COINBASE CUSTODY TRUST		BITWISE 10 PRIVATE INDEX FUND, LLC
COMPANY, LLC

BY:	/s/ Sam McIngvale	BY:	/s/ Paul E. (“Teddy”) Fusaro

NAME:	Sam McIngvale	NAME:	Paul E. (“Teddy”) Fusaro

TITLE:	Chief Executive Officer	TITLE:	COO

DATE:	03 / 08 / 2019	DATE:	03/06/2019

BITWISE 10 INDEX OFFSHORE FUND, LTD.		DIGITAL ASSET INDEX FUND, LLC

BY:	/s/ Paul E. (“Teddy”) Fusaro	BY:	/s/ Paul E. (“Teddy”) Fusaro

NAME:	Paul E. (“Teddy”) Fusaro	NAME:	Paul E. (“Teddy”) Fusaro

TITLE:	COO	TITLE:	COO

DATE:	03/06/2019	DATE:	03/06/2019

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Bitwise Ethereum Fund, LLC

BY:	/s/ Paul E. (“Teddy”) Fusaro

NAME:	Paul E. (“Teddy”) Fusaro

TITLE:	COO

DATE:	03/06/2019

EXHIBIT A

CLIENT

1.	BITWISE 10 PRIVATE INDEX FUND, LLC

2.	BITWISE 10 INDEX OFFSHORE FUND, LTD.

3.	DIGITAL ASSET INDEX FUND, LLC

4.	BITWISE ETHEREUM FUND, LLC

Exhibit B

BUSINESS HOURS

“Business Hours” shall mean 5am – 5pm PST on a day other than a Saturday, Sunday or a Trust Company Holiday. A “Trust Company Holiday,” shall mean the following U.S. federal holidays:

•	New Year’s Day (January 1)

•	Birthday of Martin Luther King, Jr. (Third Monday in January)

•	President’s Day / Washington’s Birthday (Third Monday in February)

•	Memorial Day (Last Monday in May)

•	Independence Day (July 4)

•	Labor Day (First Monday in September)

•	Veterans Day (November 11)

•	Thanksgiving Day (Fourth Thursday in November)

•	Christmas Day (December 25)

APPENDIX 1: PROHIBITED USE, PROHIBITED BUSINESSES AND CONDITIONAL USE

Prohibited Use

Client may not use Client’s Custodial Account to engage in the following categories of activity (“Prohibited Uses”). The Prohibited Uses extend to any third party that gains access to the Custodial Services through Client’s account or otherwise, regardless of whether such third party was authorized or unauthorized by Client to use the Custodial Services associated with the Custodial Account. The specific types of use listed below are representative, but not exhaustive. If Client is uncertain as to whether or not Client’s use of Custodial Services involves a Prohibited Use, or have questions about how these requirements applies to Client, please contact Trust Company at custody@coinbase.com. By opening a Custodial Account, Client confirms that Client will not use Client’s Custodial Account to do any of the following:

•

Unlawful Activity: Activity which would violate, or assist in violation of, any law, statute, ordinance, or regulation, sanctions programs administered in the countries where Trust Company conducts business, including, but not limited to, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), or which would involve proceeds of any unlawful activity; publish, distribute or disseminate any unlawful material or information.

•

Abusive Activity: Actions which impose an unreasonable or disproportionately large load on Trust Company’s infrastructure, or detrimentally interfere with, intercept, or expropriate any system, data, or information; transmit or upload any material to the Site that contains viruses, Trojan horses, worms, or any other harmful or deleterious programs; attempt to gain unauthorized access to the Site, other Custodial Accounts, computer systems or networks connected to the Site, through password mining or any other means; use Custodial Account information of another party to access or use the Site; or transfer Client’s Custodial Account access or rights to Client’s Custodial Account to a third party, unless by operation of law or with the express permission of Trust Company.

•

Abuse Other Users: Interfere with another Trust Company user’s access to or use of any Custodial Services; defame, abuse, extort, harass, stalk, threaten or otherwise violate or infringe the legal rights (such as, but not limited to, rights of privacy, publicity and intellectual property) of others; incite, threaten, facilitate, promote, or encourage hate, racial intolerance, or violent acts against others; harvest or otherwise collect information from the Site about others, including, without limitation, email addresses, without proper consent.

•	Fraud: Activity which operates to defraud Trust Company, Trust Company users, or any other person; provide any false, inaccurate, or misleading information to Trust Company.

•	Gambling: Lotteries; bidding fee auctions; sports forecasting or odds making; fantasy sports leagues with cash prizes; Internet gaming; contests; sweepstakes; games of chance.

•

Intellectual Property Infringement: Engage in transactions involving items that infringe or violate any copyright, trademark, right of publicity or privacy or any other proprietary right under the law, including but not limited to sales, distribution, or access to counterfeit music, movies, software, or other licensed materials without the appropriate authorization from the rights holder; use of Trust Company intellectual property, name, or logo, including use of Trust Company trade or service marks, without express consent from Trust Company or in a manner that otherwise harms Trust Company, or Trust Company’s brand; any action that implies an untrue endorsement by or affiliation with Trust Company.

•

Written Policies: Client may not use the Custodial Account or the Custodial Services in a manner that violates, or is otherwise inconsistent with, any operating instructions promulgated by Trust Company.

Prohibited Businesses

Although Trust Company may offer a Custodial Account to any entity that can successfully create an account in accordance with the terms of the Agreement, the following categories of businesses, business practices, and sale items are barred from the Custodial Services (“Prohibited Businesses”). The specific types of use listed below are representative, but not exhaustive. If Client is uncertain as to whether or not Client’s use of the Custodial Services involves a Prohibited Business, or have questions about how these requirements apply to Client, please contact us at custody@coinbase.com.

By opening a Custodial Account, Client confirm that Client will not use the Custodial Services in connection with any of following businesses, activities, practices, or items:

•	Restricted Financial Services: Check cashing, bail bonds, collections agencies.

•

Intellectual Property or Proprietary Rights Infringement: Sales, distribution, or access to counterfeit music, movies, software, or other licensed materials without the appropriate authorization from the rights holder.

•	Counterfeit or Unauthorized Goods: Unauthorized sale or resale of brand name or designer products or services; sale of goods or services that are illegally imported or exported or which are stolen.

•

Regulated Products and Services: Marijuana dispensaries and related businesses; sale of tobacco, e-cigarettes, and e-liquid; online prescription or pharmaceutical services; age-restricted goods or services; weapons and munitions; gunpowder and other explosives; fireworks and related goods; toxic, flammable, and radioactive materials; products and services with varying legal status on a state-by-state basis.

•	Drugs and Drug Paraphernalia: Sale of narcotics, controlled substances, and any equipment designed for making or using drugs, such as bongs, vaporizers, and hookahs.

•	Pseudo-Pharmaceuticals: Pharmaceuticals and other products that make health claims that have not been approved or verified by the applicable local and/or national regulatory body.

•	Substances designed to mimic illegal drugs: Sale of a legal substance that provides the same effect as an illegal drug (e.g., salvia, kratom).

•

Adult Content and Services: Pornography and other obscene materials (including literature, imagery and other media); sites offering any sexually-related services such as prostitution, escorts, pay-per view, adult live chat features.

•	Multi-level Marketing: Pyramid schemes, network marketing, and referral marketing programs.

•

Unfair, Predatory or Deceptive Practices: Investment opportunities or other services that promise high rewards; sale or resale of a service without added benefit to the buyer; resale of government offerings without authorization or added value; sites that we determine in our sole discretion to be unfair, deceptive, or predatory towards consumers.

•	Gambling Services.

•	Weapons Manufacturers/Vendors.

•	Hate Groups.

•

Money Services: Gift cards; prepaid cards; sale of in-game currency unless the merchant is the operator of the virtual world; act as a payment intermediary or aggregator or otherwise resell any of the Custodial Services.

•	Crowdfunding.

•	High-risk Businesses: any businesses that we believe pose elevated financial risk or legal liability.

Conditional Use

Express written consent and approval from Trust Company must be obtained prior to using Custodial Services for the following categories of business and/or use (“Conditional Uses”). Consent may be requested by contacting us at custody@coinbase.com. Trust Company may also require Client to agree to additional conditions, make supplemental representations and warranties, complete enhanced on-boarding procedures, and operate subject to restrictions if Client uses the Custodial Services in connection with any of following businesses, activities, or practices:

•	Charities: Acceptance of donations for nonprofit enterprise.

•	Games of Skill: Games which are not defined as gambling under this Agreement or by law, but which require an entry fee and award a prize.

•	Religious/Spiritual Organizations: Operation of a for-profit religious or spiritual organization.

•	Digital Currency Services: Operation of a Bitcoin (“BTC”) ATM, BTC mining, BTC exchange, or other high-risk Digital Currency service.

APPENDIX 2: E-SIGN DISCLOSURE AND CONSENT

This policy describes how Trust Company delivers communications to Client electronically. Trust Company may amend this policy at any time by providing a revised version on Trust Company’s website. The revised version will be effective at the time Trust Company posts it. Trust Company will provide Client with prior notice of any material changes via Trust Company’s website.

Electronic Delivery of Communications

Client agrees and consents to receive electronically all communications, agreements, documents, notices and disclosures (collectively, “Communications”) that Trust Company provides in connection with Client’s Custodial Account and Client’s use of Custodial Services. Communications include:

•	Terms of use and policies Client agrees to (e.g., the Agreement, any addendum thereto, and Privacy Policy), including updates to these agreements or policies;

•	Custodial Account details, history, transaction receipts, confirmations, and any other Custodial Account, deposit, withdrawal or transfer information;

•	Legal, regulatory, and tax disclosures or statements we may be required to make available to Client; and

•	Responses to claims or customer support inquiries filed in connection with Client’s Custodial Account.

We will provide these Communications to Client by posting them on the Site, emailing them to Client at the primary email address on file with Trust Company, communicating to Client via instant chat, and/or through other electronic communication.

Hardware and Software Requirements

In order to access and retain electronic Communications, Client will need the following computer hardware and software:

•	A device with an Internet connection;

•

A current web browser that includes 128-bit encryption (e.g., Internet Explorer version 9.0 and above, Firefox version 3.6 and above, Chrome version 31.0 and above, or Safari 7.0 and above) with cookies enabled;

•	A valid email address (Client’s primary email address on file with Trust Company); and

•	Sufficient storage space to save past Communications or an installed printer to print them.

How to Withdraw Client’s Consent

Client may withdraw Client’s consent to receive Communications electronically by contacting Trust Company at custody@coinbase.com. If Client fails to provide or if Client withdraws Client’s consent to receive Communications electronically, Trust Company reserves the right to immediately close Client’s Custodial Account or charge Client additional fees for paper copies.

Updating Client’s Information

It is Client’s responsibility to provide Trust Company with a true, accurate, and complete e-mail address and Client’s contact information, and to keep such information up to date. Client understands and agrees that if Trust Company sends Client an electronic Communication but Client does not receive it because Client’s primary email address on file is incorrect, out of date, blocked by Client’s service provider, or Client is otherwise unable to receive electronic Communications, Trust Company will be deemed to have provided the Communication to Client.

Client may update Client’s information by logging into Client’s Custodial Account and visiting settings or by contacting the Custody support team at custody@coinbase.com.

Schedule A

Coinbase Custody Trust Company, LLC Fee Schedule

This Fee Schedule is effective (the “Effective Date”) upon execution of the Custodial Services Agreement between Trust Company and Client (the “Agreement”). The parties hereto agree that the fees associated with the Custodial Services for Client shall be as set forth below. All capitalized terms not defined herein shall have the meaning ascribed to such term in the Agreement.

I.	Minimum Custodial Account Balance

Trust Company is pleased to waive the Minimum Custodial Account Balance at this time.

II.	Implementation Fee

The Client implementation fee set forth below is a one-time, flat fee assessed to cover onboarding and implementation costs (the “Implementation Fee”):

Trust Company is pleased to waive the Implementation Fee at this time.

III.	Custodial Service Fee & Minimum Monthly Charge

The Custodial Service Fee is an annualized fee, charged monthly, that is assessed as a percentage of Client’s USD denominated average monthly balance of assets under custody (“AUC”). The Custodial Service Fee is defined and calculated as follows:

Monthly Average AUC multiplied by the Custodial Billing Rate, as defined herein.

The Custodial Billing Rate is defined as the proportion of total calendar days in the billing month to total calendar days in the billing year multiplied by the Annualized Custodial Service Fee (as set forth below).

Client’s Monthly Average AUC shall equal the USD denominated sum of Client’s Daily AUC for each calendar day of the billing month, for each Digital Asset on deposit in Client’s Custodial Account, divided by number of calendar days in the billing month.

Client’s Daily AUC shall equal the daily Digital Asset price as listed on Coinbase Prime or Coinbase Pro at 4:00 PM ET multiplied by daily Digital Asset balance as of 4:00 PM ET.

On a monthly basis, Client shall pay the greater of (1) the Custodial Service Fee, or (2) the monthly minimum charge set forth below (collectively, the “Fee”).    Client shall pay the Fee on the earlier of (i) the date that Client’s Custodial Account amasses an equivalent to $50,000 AUC, or (ii) three months from the Effective Date. The Fee, once it commences, shall be the greater of:

1.	Custodial Service Fee, or

Client’s Monthly Average AUC	Annualized Custodial Service Fee
$[***]-$[***]M	[***]bps
$[***]M-$[***]M	[***]bps
$[***]M+	[***]bps

2.	Minimum Monthly Charge

Trust company is pleased to waive the Minimum Monthly Charge.

IV.	Payment Terms

Trust Company will invoice Client for all Fees on a monthly basis and Client shall pay all amounts to Trust Company within fifteen (15) days of Client’s receipt of an invoice for such Fee. Client will pay any amounts owed hereunder in the form and manner communicated by Trust Company to Client, including but not limited to transfer of cryptocurrency to an address designated by Trust Company, a debit from Client’s Custodial Account.

V.	Term

This Fee Schedule was prepared exclusively for Client on February 15, 2019 and is valid for 30 days. The pricing terms set forth herein shall act in aggregate with the Pricing Proposal prepared for the following funds. For avoidance of a doubt, Client’s AUC shall act in aggregate with each fund referenced below.

1.	Bitwise 10 Private Index Fund, LLC

2.	Bitwise 10 Index Offshore Fund, Ltd.

3.	Digital Asset Index Fund, LLC

4.	Bitwise Ethereum Fund, LLC

The terms of the Agreement and the pricing terms set forth herein are confidential and shall not be shared with any third parties.

Audit Trail

TITLE	Coinbase Custodial Agreement - Bitwise Entities

FILE NAME	Bitwise Entities IES - 2-15-19.pdf

DOCUMENT ID	eec1c2c2a170989bef56644f57a4d497c4d2cbb8

STATUS	• Completed

Document History

02/15/2019	Sent for signature to Teddy Fusaro
16:45:52 UTC-5	(teddy@bitwiseinvestments.com) from custody@coinbase.com IP: 4.15.128.222

03/06/2019 15:46:39 UTC-5	Viewed by Teddy Fusaro (teddy@bitwiseinvestments.com) IP: 71.198.152.170

03/06/2019 16:04:56 UTC-5	Signed by Teddy Fusaro (teddy@bitwiseinvestments.com) IP: 71.198.152.170

03/06/2019 16:04:56 UTC-5	The document has been completed.